Exhibit 10.9

THIS LOAN AGREEMENT is made on December 31, 2014

BETWEEN

(1)	Moxian China Limited at Room 2807, 28/F., Paul Y. Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong (hereinafter referred to as “the Lender”)

(2)	Moxian Malaysia SDN BHD at Suite 13.02 Centrepoint South. Mid Valley City.Lingkaran Syed Putra.59200 Kuala Lumpur, Malaysia. (hereinafter referred to as “the Borrower”).

(2)	Moxian China, Inc. at Room 2313-2315, Block B, Zhongshen Garden, Caitian South Road, Futian District, Shenzhen, Guangdong Province, China 518101, which owns 100% equity interests of the Borrower (hereinafter referred to as “MOXC”).

(hereinafter together referred to as “the Parties”)

1.	RECITALS

1.1	The Lender lent the Borrower an aggregate of RM 141,900 (approximately U.S. $40,637), with RM 118,800 (approximately U.S. $34,032) borrowed on October 31, 2014 and RM 23,100 (approximately U.S. $6,605) borrowed on November 30, 2014, respectively (collectively, the “Loan”) in contemplation of and upon prior agreement to the terms and conditions contained in this Agreement and at the express request of the Borrower.

1.3	MOXC has agreed to repay the Loan and interest accrued on the Loan in accordance with the terms of this Agreement.

1.4	In consideration of the Lender continuing to make the Loan available to the Borrower, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree to the terms and conditions set out in this Agreement.

2.	THE LOAN

2.1	The Lender lent the Loan to the Borrower and the Borrower acknowledges receipt of the same.

2.2	In consideration of the Loan made to the Borrower, MOXC hereby agrees to issue to the Lender an unsecured Convertible Promissory Note in substantially the form attached hereto as Exhibit A (the “Note”), and MOXC hereby agrees to repay the Note to the Lender in full on or before the Maturity Date. The Note shall be due and payable on the first anniversary from the issuance date of the Note (the “Maturity Date”) and it shall be interest free. Upon the consummation of a Qualified Financing (as defined below), the Note shall automatically convert into shares of common stock, par value $.001 of MOXC (“Common Stock” and such shares of Common Stock issuable upon conversion shall be referred to as the “Conversion Shares”) at a conversion price (the “Mandatory Conversion Price”) which is equal to the per share price of the Qualified Securities (as defined below) if a Qualified Financing. If no Qualified Financing is consummated prior to the Maturity Date, then within 30 days after the Maturity Date (as extended by the Lender from time to time) as long as any of the principal or interest of the Note is still outstanding, the Lender shall have the option to convert the Note into Conversion Shares at the volume weighted average price of the Common Stock as reported by Bloomberg for a period of twenty trading days immediately prior to the conversion (the “Optional Conversion Price”). For the purpose of this Agreement, the term “Qualified Financing” is defined as the sale for cash by the Company of any equity or convertible securities (“Qualified Securities”) generating aggregate gross proceeds of at least $5,000,000.

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2.3	Prepayment of the Note before the Maturity Date may be made to the Lender without any penalty.

2.4	The Parties may by written consent extend the Maturity Date.

2.5	The Lender may assign the Note to a third party with a notice to MOXC of such assignment. MOXC shall not assign the Note without prior written consent by the Lender.

2.6	All payments by the Borrower under this Agreement shall so far as the law permits be made in full without any deduction or withholding (whether in respect of a set off, counterclaim, duties, tax, charges, levies or otherwise howsoever).

5	REPRESENTATIONS, WARRANTIES AND UNDERTAKING

5.1          Each of MOXC and the Borrower represents, warrants and undertakes to the Lender that:

(a)     it is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted; and

(b)     This Agreement has been duly authorized, executed and delivered by it, and is the valid and binding, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity. It has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder.

(c)     The execution, delivery and performance of this Agreement will not: (i) result in a violation of its Articles of Incorporation and Bylaws (or equivalent constitutive document) (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Borrower or MOXC or by which any of its property or asset or affected except for those which could not reasonably be expected to have a material adverse effect on its assets, business, condition (financial or otherwise), results of operations or its future prospects taken as a whole.

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5.2          The Lender hereby represents, warrants and undertakes to the Borrower and Moxian:

(a)     The Lender is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. And the Lender has the requisite power and authority to enter into and perform this Agreement and to purchase the Note. The execution, delivery and performance of this Agreement by the Lender and the consummation by Lender of the transactions contemplated hereby have been duly authorized by all necessary company action. This Agreement has been duly authorized, executed and delivered by Lender and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Lender, enforceable against Lender in accordance with the terms thereof.

(b)     The execution, delivery and performance of this Agreement and the consummation by Lender of the transactions contemplated hereby do not and will not result in a violation of Lender’s charter documents, bylaws or other organizational documents, as applicable.

(c)     The Lender hereby acknowledges:

(i)     that it was not, a “U.S. Person” (as defined below) at the time the Lender was offered the Note and as of the date hereof:

(A)     Any natural person resident in the United States;

(B)     Any partnership or corporation organized or incorporated under the laws of the United States;

(C)     Any estate of which any executor or administrator is a U.S. person;

(D)     Any trust of which any trustee is a U.S. person;

(E)     Any agency or branch of a foreign entity located in the United States;

(F)     Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)     Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H)     Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited RHL Stockholders (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

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For the purpose of this section, “United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(ii)     it understands that no action has been or will be taken in any jurisdiction by MOXC that would permit a public offering of the Note or the Conversion Shares in any country or jurisdiction where action for that purpose is required;

(iii)     as of the execution date of this Agreement, it is not located within the United States, and it is not purchasing the Note or the Conversion Shares for the account or benefit of any U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) or in a transaction not subject thereto;

(iv)     it will not resell the Note or the Conversion Shares except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration statement under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act;

(v)     it will not engage in hedging transactions with regard to shares of MOXC prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the 1933 Act; and as applicable, shall include statements to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available;

(vi)     No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Lender or any of its representatives in connection with the offer and sale of the Note or the Conversion Shares.

(d)     The Lender understands and agrees that the Note and the Conversion Shares are “restricted securities” and have not been registered under the 1933 Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Note and Conversion Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. The Lender understands that it is not anticipated that there will any market for the resale of the Note or the Conversion shares.

(e)     The Notes and the Conversion Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE COMPANY), IN AN ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

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(f)     Except as set forth on Schedule 5.2 (f), the Lender is not any of the followings:

(i)     an affiliate (as defined under the 1933 Act) of the Borrower or MOXC;

(ii)    a director or an officer of the Borrower or MOXC;

(iii)   a promoter (as defined under Rule 405 of the Securities Act of 1933, as amended) for the Borrower or MOXC; or

(iv)   a shareholder who owns more than 5% of the securities of the Borrower or MOXC.

6	NO JOINT VENTURE OR PARTNERSHIP

6.1	Nothing in this Agreement shall create a partnership or joint venture between the Parties hereto and save as expressly provided in this Agreement neither party shall enter into or have authority to enter into any engagement or make any representation or warranty on behalf of or pledge the credit of or otherwise bind or oblige the other party hereto.

7	MISCELLANEOUS

7.1	No waiver, alteration, variation or addition to this Agreement shall be effective unless made in writing on or after the date of signature of this Agreement by the Parties and accepted by an authorised signatory of the Parties.

7.2	All notices, documents, consents, approvals or other communications (a ‘Notice’) to be given hereunder shall be in writing and shall be transmitted by registered or recorded delivery mail or courier or personal delivery to the party being served at the relevant address for that party shown at the head of this Agreement. Any Notice sent by mail or courier shall be deemed to have been duly served three working days after the date of posting or dispatch.

7.3	The headings in this Agreement shall not affect its interpretation.

7.4	Throughout this Agreement, whenever required by the context, the use of the singular number shall be construed to include the plural, and the use of the plural the singular, and the use of any gender shall include all genders.

7.5	Reference in this Agreement to a clause or Schedule is to a clause or Schedule of this Agreement.

7.6	If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the validity and enforceability of the remainder of this Agreement shall not be affected.

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7.7	The waiver or forbearance or failure of a party in insisting in any one or more instances upon the performance of any provisions of this Agreement shall not be construed as a waiver or relinquishment of that party’s rights to future performance of such provision and the other party’s obligations in respect of such future performance shall continue in full force and effect.

7.8	This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof, and except as stated herein or in the instruments and documents to be executed and delivered pursuant hereto, contains all the representations and warranties of the Parties relating to the subject matter hereof.

7.9	The Borrower hereby acknowledges that he has obtained independent legal advice on all and every aspect of this Agreement.

7.10	This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the State of Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties hereto agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

7.11	This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. None of the parties hereof has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

7.12	The Lender may assign or otherwise convey this Agreement and any of its rights or obligations hereunder or interest herein, in whole or part, to any other person with a written notice to the Borrower and MOXC of such assignment. MOXC or the Borrower shall not assign their respective rights or obligations under this Agreement to any other party unless approved by the Lender or its successors or assigns.

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IN WITNESS WHEREOF the parties hereto have signed, sealed, delivered and executed this Agreement as a Deed of the date first written above.

MOXIAN CHINA LIMITED

/s/ Ng Ka Lam
Name: Ng Ka Lam
Title: Director

MOXIAN MALAYSIA SDN BHD

/s/ Chan Foo Weng
Name: Chan Foo Weng
Title: Director

MOXIAN CHINA, INC.

/s/ Ng Kian Yong
Name: Ng Kian Yong
Title: Chief Executive Officer

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Schedule 5.2(f)

Affiliation

As of the date of this Agreement, the Lender owned 33.8% of the total outstanding shares of Common Stock of MOXC.

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

Incorporated by reference herein Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 31, 2014.